Filed pursuant to Rule 424(b)(3)
File No. 333-179641

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP

________________________________________________

Supplement dated November 18, 2013
to
Prospectus and Disclosure Document
dated April 30, 2013
________________________________________________

THIS SUPPLEMENT CONTAINS INFORMATION WHICH AMENDS, SUPPLEMENTS OR MODIFIES CERTAIN INFORMATION CONTAINED IN THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE GRANT PARK FUTURES FUND LIMITED PARTNERSHIP DATED APRIL 30, 2013,  AND THE SUPPLMENT DATED AUGUST 15, 2013, AND SHOULD BE READ TOGETHER THEREWITH.

YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 20 OF THE PROSPECTUS BEFORE YOU DECIDE TO INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT SUPPLEMENT.

SUMMARY

This supplement revises and replaces the third paragraph on page 2 of the Prospectus under the heading “SUMMARY—Legacy 1 Class and Legacy 2 Class units” in its entirety as follows:

As of October 1, 2013, through their respective trading companies, each of Rabar Market Research, Inc., EMC Capital Advisors LLC, Eckhardt Trading Company, Winton Capital Management Limited, Transtrend B.V., Amplitude Capital International Limited, Alder Capital Limited, Denali Asset Management, LLLP, Lynx Asset Management AB, Quantica Capital AG and Eagle Trading Systems Inc., serve as Grant Park’s commodity trading advisors with respect to the Legacy 1 Class and Legacy 2 Class units. The trading advisors and their respective asset allocations with respect to the Legacy 1 Class and Legacy 2 Class units are the same as with respect to the fund’s Class A and Class B units.  As of October 1, 2013, with respect to the Class A and Class B units and the Legacy 1 Class and Legacy 2 Class, each of Amplitude, Transtrend, Winton, Rabar, EMC, ETC, Alder, Denali, Lynx, Quantica and Eagle manage between 5% and 25% of Grant Park’s net assets.

This supplement revises and replaces the fourth paragraph on page 2 of the Prospectus under the heading “SUMMARY—Global 1 Class, Global 2 Class and Global 3 Class units” in its entirety as follows:

 As of October 1, 2013, through their respective trading companies, each of Rabar, EMC, ETC, Winton, Transtrend, Amplitude, Alder, Denali, Lynx, Quantica, and Eagle serve as Grant Park’s commodity trading advisors with respect to the Global 1 Class, Global 2 Class and Global 3 Class units.    As of October 1, 2013, with respect to the Global 1 Class, Global 2 Class and Global 3 Class units, each of Rabar, EMC, ETC, Winton, Transtrend, Amplitude, Alder, Denali, Lynx, Quantica, and Eagle manage between 5% and 25% of Grant Park’s net assets.

This supplement revises and replaces the first and second paragraphs on page 8-9 of the Prospectus under the heading “SUMMARY—The Trading Advisors” in its entirety as follows:

As of October 1, 2013, Grant Park trades through its eleven professional commodity trading advisors:  Rabar Market Research, Inc., EMC Capital Advisors LLC, Eckhardt Trading Company (or ETC), Winton Capital Management Limited, Transtrend B.V., Amplitude Capital International Limited, Alder Capital Limited, Denali Asset Management, LLLP, Lynx Asset Management AB, Quantica Capital AG, and Eagle Trading Systems Inc.   Each of the trading advisors is registered as a commodity trading advisor under the Commodity Exchange Act and is a member of the NFA.  The general partner may terminate or replace any or all of the trading advisors, or add additional trading advisors, at any time in its sole discretion.

Rabar Market Research, Inc. is located at 10 Bank Street, Suite 830, White Plains, New York 10606, and its telephone number is (914) 682-8363.  EMC Capital Advisors, LLC is located at 2201 Waukegan Road, Suite 240 West, Bannockburn, Illinois 60015, and its telephone number is (847) 267-8700.  ETC is located at 1314 North Dearborn Parkway, Carriage House, Chicago, Illinois 60610, and its telephone number is (312) 787-1107.  Winton Capital Management Limited is located at 1-5 St. Mary Abbott’s Place, London, W8 6LS, United Kingdom, and its telephone number is +44-20-7610-5350.  The business office of Transtrend B.V. is located at Weena 723, Unit C5.070, 3013 AM Rotterdam, The Netherlands and its telephone number is +31-10-453-6500.  Amplitude Capital International Limited is located at Grand Pavilion Commercial Centre, 1st Floor, 802 West Bay Road, P.O. Box 31855, KY1 1207 Cayman Islands, and its telephone number is (345) 943-2295.  Alder Capital Limited is located at 61 Merrion Square, Dublin 2, Ireland, and its telephone number is +353-1-614-7232.  Denali Asset Management, LLLP is located at 5020 Anchor Way, 2nd Floor, Christiansted, Virgin Islands 00826-4633, and its telephone number is (340) 778-7744.  Lynx Asset Management AB is located at Norrmalmstorg 12, Box 7060,  Stockholm, Sweden, SE-103 86 and its telephone number is +46-8-663-3360. Quantica Capital AG is located at Freier Platz 10, Schaffhausen, CH-8200, Switzerland, and its telephone number is +41-52-630-00-70. Eagle Trading Systems Inc. is located at 47 Hulfish St, Suite 410, Princeton, NJ 08542 and its telephone number is (609) 688-2060.

This supplement revises and replaces the paragraph titled, “Incentive Fees,” on page 11 of the Prospectus under the heading “SUMMARY—Fees and Expenses—Incentive Fees” in its entirety as follows:

Incentive Fees—Grant Park currently pays each trading advisor a quarterly or semi-annual incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar quarter.  Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets.  Currently, the incentive fees payable to each of Grant Park’s trading advisors are as follows: 20.0% to Rabar, 22.5% to EMC, 24.0% to ETC, 20.0% to Winton, 22.5% to Transtrend, 23.5% to Amplitude, 22.0% to Alder, 24.0% to Denali, 23.0% to Lynx, 20.0% to Quantica, and 23.5% to Eagle. The method of calculating new trading profits on the allocated net assets of each trading advisor is described in “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Incentive Fees.”

This supplement revises and replaces the Breakeven Analysis tables on page 13-18 of the Prospectus under the heading “SUMMARY—Breakeven Analysis” in its entirety as follows:

Legacy 1 Class Breakeven Analysis
Legacy 1 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$2.06
Brokerage charge(3) (5.00%)	$50.00
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$53.56
Percentage of initial selling price per Legacy 1 Class unit	5.36%

(1) The minimum investment required to invest in the Legacy 1 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 1 Class unit, and, as described below, a Legacy 2 Class unit, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, ETC, Rabar, Winton, Transtrend, Alder, Denali, Lynx, Quantica and Eagle assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Legacy 1 Class units equals 0.4167 % per month, a rate of 5.00% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Legacy 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.40% per year.

Legacy 2 Class Breakeven Analysis
Legacy 2 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$2.34
Brokerage charge(3) (5.25%)	$52.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$56.34
Percentage of initial selling price per Legacy 2 Class unit	5.63%

(1) The minimum investment required to invest in the Legacy 2 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 2 Class unit, and, as described above, a Legacy 1 Class unit, and, as described below, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, ETC, Rabar, Winton, Transtrend, Alder, Denali, Lynx, Quantica and Eagle assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Legacy 2 Class units equals 0.4375% per month, a rate of 5.25% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Legacy 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 1 Class Breakeven Analysis
Global 1 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$1.51
Brokerage charge(3) (4.45%)	$44.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$47.51
Percentage of initial selling price per Global 1 Class unit	4.75%

(1) The minimum investment required to invest in the Global 1 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 1 Class unit, and, as described above, a Legacy 1 Class unit and a Legacy 2 Class unit, and, as described below, a Global 2 Class unit and a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, ETC, Rabar, Winton, Transtrend, Alder, Denali, Lynx, Quantica, and Eagle assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Global 1 Class units equals 0.3708% per month, a rate of 4.45% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Global 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 2 Class Breakeven Analysis
Global 2 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$1.75
Brokerage charge(3) (4.70%)	$47.00
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.40%)	$(4.00)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$50.25
Percentage of initial selling price per Global 2 Class unit	5.03%

(1) The minimum investment required to invest in the Global 2 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 2 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and, as described below, a Global 3 Class unit, for purposes of the breakeven analysis.

(2) Reflects incentive fees payable to Amplitude, EMC, ETC, Winton, Transtrend, Alder, Denali, Lynx, Quantica, and Eagle assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Global 2 Class units equals 0.3917% per month, a rate of 4.70% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Global 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6) Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.40% per year.

Global 3 Class Breakeven Analysis
Global 3 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$3.66
Brokerage charge(3) (6.45%) ………………………………………………………………………………………………….	$64.50
Operating expenses(4) (0.25%) ………………………………………………………………………………………………	$2.50
Offering expenses(5) (0.30%) …………………………………………………………………………………………………	$3.00
Interest income(6) (0.40%)….…….…………………………………………………………………………………………..	$(4.00)

Amount of trading income required for the redemption value at the end of one year to
equal the initial selling price of the unit, without early redemption fee……………………	$69.66

Percentage of initial selling price per unit, without early redemption fee ……………………..	6.97%
Early redemption fee(7) (1.50%)……………………………………………………………………………...	$15.00

Amount of trading income required for the redemption value at the end of one year to
equal the initial selling price per Global 3 Class unit, with the highest early redemption fee	$84.66

Percentage of initial selling price per Global 3 Class unit, with the highest early redemption fee	8.47%

(1) The minimum investment required to invest in the Global 3 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 3 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and a Global 2 Class unit, for purposes of the breakeven analysis.

(2)   Reflects incentive fees payable to Amplitude, EMC, ETC, Winton, Transtrend, Alder, Denali, Lynx, Quantica, and Eagle assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly or semi-annually on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 3 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3) The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Global 3 Class units equals 0.5375% per month, a rate of 6.45% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this breakeven table due to the difficulty of determining those spreads.

(4) Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this breakeven analysis.

(5) Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Global 3 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)   Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.40% per year.

(7)   Global 3 Class limited partners are prohibited from redeeming such units for three months following the subscription for units. Thereafter, Global 3 Class limited partners causing redemption of their units on or before the one-year anniversary of their subscription for the redeemed units will pay an early redemption fee of 1.5%, 1.0% or 0.5% of the net asset value of the redeemed units, depending on when the units are redeemed during the first year. For purposes of this breakeven analysis, the highest early redemption fee has been presented to approximate the effect a payment of an early redemption fee would have on a redemption of Global 3 Class units at an undetermined point during the first year of investment. Because the highest early redemption fee has been used and the other fees and expenses shown assume an investment in Grant Park for one year, the breakeven analysis does not reflect the actual amount required to “break-even” for Global 3 Class units that are redeemed prior to the one-year anniversary of the investment, which will vary depending on the date of redemption.

THE GENERAL PARTNER

This supplement revises and replaces the last paragraph on page 38 of the Prospectus under the heading “THE GENERAL PARTNER—Background” in its entirety as follows:

The past performance record of Grant Park’s Class A units, Class B units, Legacy 1 units, Legacy 2 units, Global 1 units, Global 2 units and Global 3 units is found on pages 65 through 71.

This supplement revises and replaces the first two paragraphs on page 38 of the Prospectus under the heading “THE GENERAL PARTNER—Principals of the General Partner” in its entirety as follows:

The members of the general partner are Dearborn Capital Management Ltd. and DCMI Holdings Inc.  The principals of the general partner are David M. Kavanagh, Patrick Meehan, Maureen O’Rourke, Abdullah Mohammed Al Rayes, Centum Prata Holding AG,  and The David M Kavanagh 2010 1 GRAT.  Mary Dollinger is currently pending NFA registration as a principal of the general partner.   Only the officers of the general partner, Mr. Kavanagh, Mr. Meehan and Ms. O’Rourke, have management responsibility and control over the general partner.

David M. Kavanagh, president of the general partner, 58, has been responsible for overseeing all operations and activities of the general partner since its formation and has been registered as an AP with the CFTC and listed as a principal of the general partner since December 1995. Commencing in October 1998, Mr. Kavanagh also became president, a principal and an associated person of Dearborn Capital Brokers Ltd., an independent introducing broker. It became registered as an independent introducing broker in October 1998 and was formerly also registered as a commodity pool operator from September 1999 until October 2009. Between October 1998 and October 2011, Dearborn Capital Brokers Ltd. performed introducing brokerage services for MF Global Inc., a former futures commission merchant. From November 2005 through March 2006, Mr. Kavanagh was registered with the CFTC as an AP of MF Global Inc. Neither Dearborn Capital Brokers nor Mr. Kavanagh provides brokerage services to Grant Park’s trading account. Mr. Kavanagh has served as the president of DCM Brokers, LLC, since October 2007, which serves as Grant Park’s lead selling agent. Between December 2010 and December 2012, Mr. Kavanagh served as the president of Knollwood Investment Advisors, LLC, a registered investment adviser, from January 2011 to December 2012. Effective October 2013, Mr. Kavanagh is a listed principal of EMC Capital Advisors, LLC.  He has also been an owner since May 2012 of a greater than 10% interest in an unregistered proprietary trading firm, XHedge LLC, and has provided occasional consulting services to this firm since May 2012. In 1980, Mr. Kavanagh received an M.B.A. from the University of Notre Dame, and in 1978 graduated with a B.S. in business administration from John Carroll University.

THE TRADING ADVISORS

This supplement revises and replaces the first paragraph on page 39 of the Prospectus under the heading “THE TRADING ADVISORS” in its entirety as follows:

As of October 1, 2013, the general partner has retained Rabar Market Research, Inc., EMC Capital Advisors, LLC, Eckhardt Trading Company, or ETC, Transtrend B.V., Winton Capital Management Limited, Amplitude Capital International Limited, Alder Capital Limited, Denali Asset Management, LLLP, Lynx Asset Management AB, Quantica Capital AG, and Eagle Trading Systems Inc. as Grant Park’s trading advisors.  The table below illustrates the trading advisors for each class of Grant Park’s outstanding limited partnership units:

This supplement revises and replaces the heading and first paragraph on page 43 of the prospectus under the heading “The Trading Advisors – EMC Capital Management, Inc.” in its entirety as follows:

EMC Capital Advisors, LLC

EMC Capital Advisors, LLC is an Illinois limited liability company formed in August 2013.  It has been registered with the Commodity Futures Trading Commission as a commodity trading advisor and commodity pool operator since September 6, 2013.  EMC has been a member of the NFA in such capacities since September 9, 2013 and has also been approved as a swap firm by the NFA since that date. The business address and telephone number of EMC are 2201 Waukegan Road, Suite 240, Bannockburn, Illinois 60015, and (847) 267-8700.  From January 1989 until September 2013, EMC Capital Management, Inc. was allocated and traded a portion of Grant Park’s assets.  On October 1, 2013, EMC Capital Management, Inc. assigned its obligations, rights and interests to EMC, including the trading agreement under which EMC Capital Management, Inc. had previously traded on behalf of Grant Park.  EMC filed a notice of exemption with the NFA under CFTC Regulation 4.7 on September 9, 2013.

This supplement revises and replaces the five paragraphs on pages 43-44 of the Prospectus under the heading “THE TRADING ADVISORS—EMC Capital Management, Inc—Management” in its entirety as follows:

Management

The principals of EMC Capital Advisors, LLC are John Krautsack, David M. Kavanagh, David Polli, Brian Proctor, Abdullah Mohammed Al Rayes, EMC Capital Management, Inc., John Krautsack Trust UA 01 23 2007, Knollwood Investment Advisors, LLC, Dearborn Capital Management, Ltd., KIA Holdings Inc. and Centum Prata Holding AG. Only John Krautsack and David Polli participate in making trading decisions and operational decisions and supervise persons so engaged.

John C. Krautsack is President and serves on the Board of Managers of EMC Capital Advisors, LLC. Mr. Krautsack is responsible for overseeing all of EMC’s functions including the active management of EMC’s portfolio and trading operations. Mr. Krautsack became registered as an associated person and listed as a principal of EMC Capital Advisors, LLC in September 2013. He was approved as an NFA associate member in such capacities and as a swap associated person in September 2013. Additionally, Mr. Krautsack through the John Krautsack Trust UA 01 23 2007 has been the sole shareholder of EMC Capital Management, Inc. since September 2013. EMC Capital Management, Inc. is registered with the CFTC as a commodity trading advisor and commodity pool operator and is a member of the NFA in such capacities. It is also a principal and majority owner of EMC Capital Advisors, LLC. Mr. Krautsack has been registered as an associated person with EMC Capital Management, Inc. since June 1995 and listed as a principal of that firm since August 2008. He became an NFA associate member with EMC Capital Management, Inc. in May 1995 and was approved as a swap associated person in November 2012. He served as EMC Capital Management, Inc.’s Chairman since March 2013, Managing Director, Trading since July 2008, Vice President, Director of Trading since February 2003, and Senior Trader since April 1995. He attended Winona State University School of Business.

David Polli is the Managing Director, Research of EMC Capital Advisors, LLC. Mr. Polli directs research at EMC and is responsible for the design and integration of all trading and research platforms employed by EMC. Mr. Polli became registered as an associated person and listed as a principal of EMC Capital Advisors, LLC and an associate member of NFA in such capacities in October 2013. Prior to the formation of EMC Capital Advisors, LLC, Mr. Polli was registered as an associated person with EMC Capital Management, Inc., a registered commodity trading advisor and commodity pool operator with the CFTC and member firm in such capacities with NFA, from April 2003 through October 2013, listed as a principal from July 2008 through October 2013 and approved as an associate member from March 2003 through October 2013. He served as EMC Capital Management, Inc.’s Managing Director, Research since July 2008, Director of Research since May 2007, and Director of IT and Senior Trader since October 2002. Mr. Polli graduated with honors from the Illinois Institute of Technology with a B.S. in Computer and Electrical Engineering.

This supplement revises and replaces the first paragraph on page 46 of the Prospectus under the heading “THE TRADING ADVISORS—Winton Capital Management Limited—Management” in its entirety as follows:

Management

The listed principals of Winton are David Winton Harding, Amal Osman Ali Murgian, Martin John Hunt, Anthony Daniell, Matthew D. Beddall, Rajeev Patel, Tony Fenner-Leitao, Jeremy Dawson, Nicola Watson, Peter Sullivan, Sandra Dawson, and Isobel Sharp. Nicola Watson, Peter Sullivan, Sandra Dawson, and Isobel Sharp do not participate in making trading decisions or operational decisions and do not supervise persons so engaged.

This supplement revises and replaces the first paragraph on page 62 of the Prospectus under the heading “THE TRADING ADVISORS—Quantica Capital AG—Management” in its entirety as follows:

Management

The listed principals of Quantica are Thomas Looser, Dr. Bruno Gmuer, Isak Ahlbom, and Patrick Wirth. Moritz Hetzer is a listed principal of Quantica whose NFA registration is currently pending.

This supplement inserts the following paragraph on page 63 of the Prospectus after the fifth paragraph under the heading “THE TRADING ADVISORS—Quantica Capital AG—Management” in its entirety as follows:

Moritz Hetzer serves as the Risk Manager at Quantica and was appointed to this position when he joined the firm in April 2012. Prior to joining Quantica, Mr. Hetzer was a Research Assistant and PhD student at the Swiss Federal Institute of Technology between March 2007 and September 2011. While in school, Mr. Hetzer served as a

Financial Engineer at Zurcher Kantonal Bank from March 2007 and March 2010. Between October 2011 and March 2012, Mr. Metzer was not employed. Mr. Hetzer’s registration as a principal of Quantica is currently pending.

PERFORMANCE INFORMATION

This supplement revises and replaces the table on page 65 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—CLASS A UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - CLASS A UNITS
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class A units for the last five full calendar years and the first eight months of 2013 is presented below. The past performance record of Grant Park’s Class A units since inception January 1989 appears in Part Two: Statement of Additional Information.

While the performance record set forth in the table below has not been independently audited, the General Partner believes that the information presented is accurate.  All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class A units)
Type	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions at 08/31/2013	$147,153,661
Net Asset Value at 08/31/2013	$24,733,413
Worst Monthly Percentage Draw-Down (Since 1/08)(1)	-7.95% 01/10
Worst Peak-to-Valley Draw-Down (Since 1/08)(2)	-28.32% (12/08 - 08/13)

		Rate of Return(3)
	2013	2012	2011	2010	2009	2008

January	1.47%	0.00%	-0.52%	-7.95%	-0.91%	2.49%
February	-2.86%	0.80%	2.26%	0.63%	-0.80%	9.66%
March	1.22%	-2.21%	-2.48%	4.08%	-3.26%	-0.63%
April	1.01%	0.00%	3.79%	1.80%	-1.73%	-0.13%
May	-2.83%	6.19%	-6.93%	-3.83%	1.64%	2.11%
June	-3.12%	-4.88%	-3.79%	-0.21%	-3.41%	3.06%
July	-0.24%	3.56%	3.02%	-1.66%	-1.26%	-5.06%
August	-2.22%	-1.30%	-1.81%	2.77%	1.15%	-2.41%
September		-2.13%	-1.64%	3.24%	1.17%	1.31%
October		-5.64%	-4.51%	4.33%	-2.59%	4.76%
November		-0.63%	-0.57%	-2.58%	4.24%	2.76%
December		0.52%	-0.05%	4.57%	-3.57%	1.08%
Year	-7.46%	-6.13%	-12.95%	4.45%	-9.23%	19.91%
____________

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 66 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—CLASS B UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - CLASS B UNITS
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class B units for the last five full calendar years and the first eight months of 2013 is presented below. The past performance record of Grant Park’s Class A units since inception January 1989 appears in Part Two: Statement of Additional Information.

While the performance record set forth in the table below has not been independently audited, the General Partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of Trading	August 2003
Aggregate Gross Subscriptions at 08/31/2013	$872,734,726
Net Asset Value at 08/31/2013	$248,932,615
Worst Monthly Percentage Draw-Down(1) (Since 1/08)	-8.00% 01/10
Worst Peak-to-Valley Draw-Down(2) (Since 1/08)	-30.48% (12/08 - 08/13)

			Rate of Return(3)
	2013	2012	2011	2010	2009	2008

January	1.42%	-0.06%	-0.58%	-8.00%	-0.98%	2.42%
February	-2.91%	0.75%	2.20%	0.57%	-0.88%	9.58%
March	1.17%	-2.27%	-2.53%	4.03%	-3.33%	-0.70%
April	0.96%	-0.05%	3.74%	1.74%	-1.78%	-0.20%
May	-2.88%	6.13%	-6.98%	-3.88%	1.58%	2.03%
June	-3.18%	-4.93%	-3.84%	-0.27%	-3.46%	2.99%
July	-0.30%	3.51%	2.96%	-1.71%	-1.32%	-5.12%
August	-2.28%	-1.36%	-1.86%	2.71%	1.09%	-2.48%
September		-2.19%	-1.69%	3.21%	1.12%	1.24%
October		-5.69%	-4.57%	4.27%	-2.64%	4.69%

November		-0.68%	-0.62%	-2.63%	4.19%	2.69%
December		0.46%	-0.11%	4.52%	-3.63%	1.01%
Year	-7.86%	-6.74%	-13.52%	3.80%	-9.87%	18.88%
____________

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 67 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—LEGACY 1 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Legacy 1 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Legacy 1 Class units from April 1, 2009 through August 31, 2013, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 1 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 08/31/2013	$8,338,177
Net Asset Value at 08/31/2013	$3,868,640
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.77% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-22.48% (04/11 - 08/13)

	Rate of Return(3)
	2013	2012	2011	2010	2009

January	1.66%	0.18%	-0.35%	-7.77%	---
February	-2.68%	1.00%	2.37%	0.82%	---
March	1.40%	-2.03%	-2.21%	4.15%	---

April	1.19%	0.18%	3.84%	1.77%	-1.59%
May	-2.66%	6.24%	-6.63%	-3.53%	1.66%
June	-2.91%	-4.57%	-3.62%	-0.03%	-3.10%
July	-0.05%	3.73%	3.23%	-1.50%	-1.08%
August	-2.04%	-1.10%	-1.62%	2.86%	1.27%
September		-1.93%	-1.47%	3.24%	1.21%
October		-5.45%	-4.34%	4.35%	-2.42%
November		-0.44%	-0.40%	-2.32%	4.04%
December		0.71%	0.14%	4.67%	-3.19%
Year	-6.05%	-3.96%	-11.00%	6.09%	-3.39%
____________

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 68 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—LEGACY 2 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Legacy 2 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Legacy 2 Class units from April 1, 2009 through August 31, 2013, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 2 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 08/31/2013	$20,674,409
Net Asset Value at 08/31/2013	$8,253,906
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.79% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-23.11% (04/11 - 08/13)

Rate of Return(3)

	2013	2012	2011	2010	2009

January	1.64%	0.17%	-0.37%	-7.79%	---
February	-2.70%	0.98%	2.33%	0.80%	---
March	1.39%	-2.04%	-2.22%	4.13%	---
April	1.17%	0.16%	3.77%	1.72%	-1.61%
May	-2.67%	6.16%	-6.63%	-3.53%	1.62%
June	-2.93%	-4.60%	-3.66%	-0.05%	-3.12%
July	-0.07%	3.71%	3.18%	-1.52%	-1.09%
August	-2.06%	-1.12%	-1.69%	2.82%	1.26%
September		-1.94%	-1.57%	3.20%	1.21%
October		-5.47%	-4.40%	4.31%	-2.44%
November		-0.46%	-0.42%	-2.34%	4.04%
December		0.69%	0.12%	4.62%	-3.22%
Year	-6.19%	-4.26%	-11.45%	5.73%	-3.55%
____________

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 69 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—GLOBAL 1 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 1 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 1 Class units from April 1, 2009 through August 31, 2013 is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 1 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 08/31/2013	$22,085,744
Net Asset Value at 08/31/2013	$10,135,243

Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.80% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-21.61% (05/09 - 08/13)

	Rate of Return(3)

	2013	2012	2011	2010	2009

January	1.69%	0.39%	-0.74%	-7.80%	---
February	-2.63%	0.96%	2.00%	0.71%	---
March	1.47%	-1.97%	-1.85%	3.65%	---
April	1.22%	0.27%	2.92%	1.52%	-0.28%
May	-2.61%	6.32%	-6.49%	-2.21%	2.02%
June	-2.83%	-4.59%	-3.33%	0.29%	-3.21%
July	0.00%	3.85%	3.09%	-2.51%	-1.26%
August	-2.00%	-1.15%	-1.25%	2.71%	1.11%
September		-1.85%	-1.34%	1.97%	1.18%
October		-5.36%	-4.01%	3.70%	-3.22%
November		-0.43%	-0.39%	-2.13%	3.75%
December		0.77%	0.06%	3.59%	-4.21%
Year	-5.67%	-3.30%	-11.18%	2.88%	-4.32%
____________

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 70 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—GLOBAL 2 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 2 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 2 Class units from April 1, 2009 through August 31, 2013, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 2 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 08/31/2013	$41,337,136
Net Asset Value at 08/31/2013	$19,429,075
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.82% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-22.61% (05/09 - 08/13)

	Rate of Return(3)
	2013	2012	2011	2010	2009

January	1.67%	0.37%	-0.76%	-7.82%	---
February	-2.65%	0.94%	1.99%	0.69%	---
March	1.45%	-1.99%	-1.89%	3.56%	---
April	1.20%	0.25%	2.91%	1.50%	-0.30%
May	-2.63%	6.27%	-6.53%	-2.24%	1.97%
June	-2.85%	-4.59%	-3.36%	0.29%	-3.24%
July	-0.02%	3.80%	3.07%	-2.53%	-1.28%
August	-2.02%	-1.16%	-1.28%	2.70%	1.09%
September		-1.85%	-1.36%	1.94%	1.10%
October		-5.38%	-4.03%	3.68%	-3.24%
November		-0.45%	-0.41%	-2.15%	3.61%
December		0.75%	0.04%	3.56%	-4.17%
Year	-5.83%	-3.55%	-11.43%	2.56%	-4.64%

(1) Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2) Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3) The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULT

This supplement revises and replaces the table on page 71 of the Prospectus captioned “PERFORMANCE OF GRANT PARK—GLOBAL 3 UNITS” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 3 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 3 Class units from April 1, 2009 through August 31, 2013 is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 3 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 08/31/2013	$339,871,590
Net Asset Value at 08/31/2013	$183,666,228
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.95% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-28.35% (05/09 - 08/13)

Rate of Return(3)

	2013	2012	2011	2010	2009

January	1.53%	0.22%	-0.91%	-7.95%	---
February	-2.79%	0.79%	1.76%	0.54%	---
March	1.30%	-2.13%	-2.01%	3.40%	---
April	1.06%	0.10%	2.75%	1.33%	-0.44%
May	-2.76%	6.16%	-6.67%	-2.38%	1.77%
June	-3.01%	-4.73%	-3.50%	0.10%	-3.49%
July	-0.17%	3.66%	2.92%	-2.67%	-1.43%
August	-2.17%	-1.31%	-1.43%	2.54%	0.94%
September		-2.00%	-1.52%	1.79%	0.96%
October		-5.52%	-4.17%	3.51%	-3.38%
November		-0.60%	-0.56%	-2.28%	3.52%
December		0.60%	-0.11%	3.40%	-4.36%
Year	-6.92%	-5.19%	-13.05%	0.68%	-6.04%

(1)
Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

THE CLEARING BROKERS

This supplement inserts the following paragraph on page 85 of the Prospectus after the second paragraph under the heading “THE CLEARING BROKERS—R.J. O’Brien & Associates, LLC—Legal Proceedings” in its entirety.

On September 27, 2013, without admitting or denying the findings, RJO settled a CFTC action alleging that RJO violated CFTC Regulation 30.7(d).  The CFTC order found that on or about February 10, 2012, RJO, as carrying broker and depository for a non-clearing FCM, transferred $1,586,000 from the non-clearing FCM’s secured omnibus customer account (approximately $605,268 of which represented secured foreign futures or foreign options customer funds) and held, commingled, and deposited the secured customer funds in the non-clearing FCM’s segregated omnibus customer account.  RJO transferred the funds to reduce a margin deficiency in the non-clearing FCM’s segregated omnibus account, without knowing whether the funds were part of the non-clearing FCM’s secured account requirements. Further, the Order finds that RJO did not make a margin call to the non-clearing FCM and did not notify the non-clearing FCM that it was transferring the funds from the non-clearing FCM’s secured omnibus account.  The transfer was reversed the next business day and the CFTC order found that RJO’s conduct did not result in any loss to customers.  In connection with the settlement, RJO paid a civil monetary penalty of $125,000 and agreed to cease and desist from further violations of Regulation 30.7(d).

This supplement inserts the following paragraph on page 87 of the Prospectus after the sixth paragraph under the heading “THE CLEARING BROKERS—UBS Securities LLC—Legal Proceedings” in its entirety.

In October 2011, FINRA censured and imposed a $12 million fine against UBS Securities, alleging that the firm violated certain provisions of SEC Regulation SHO, FINRA’s supervisory rules, various trade reporting rules, and SEC and FINRA books and records provisions.  Reg SHO obligated a firm to, among other things, comply with a “locate” requirement, which requires that, prior to accepting or effecting a short sale in an equity security, a firm obtain and document its grounds for reasonably believing that the security can be borrowed so that it can be delivered in time for settlement.  The rule also requires a firm to maintain independent aggregation units and to accurately mark sell orders long or short.  FINRA’s investigation and the resulting settlement agreement primarily focused on UBS’s failure to comply with Reg SHO's  locate requirement due mainly to system issues, failure to maintain its aggregation units or mark orders correctly.  The settlement agreement also asserted that UBS's supervisory system, procedures, and practices were not reasonably designed to achieve compliance with applicable FINRA and SEC rules.

CONFLICTS OF INTEREST

This supplement inserts the following paragraph after the second paragraph on page 88 of the Prospectus under the heading “CONFLICTS OF INTEREST” as follows:

Relationship of the General Partner and EMC Capital Advisors, LLC

As of October 1, 2013, Mr. Kavanagh, who indirectly controls and is president of the general partner and Mr. Al Rayes, who is a principal of the general partner, each indirectly owns a minority interest in EMC Capital Advisors, LLC, one of Grant Park’s commodity trading advisors.  The relationship between the principals of the general partner and the principals of EMC may create a conflict of interest in that Mr. Kavanagh and Mr. Al Rayes may receive compensation based on the trading services EMC provides to Grant Park, and the general partner may therefore have a disincentive to terminate or replace EMC, even if termination or replacement is or may be in the best interest of Grant Park.  However, the general partner intends to limit the allocation to EMC to no more than 10% of Grant Park’s net assets, which is the approximate level of such assets EMC Capital Management, Inc. was allocated for the past few years.  EMC Capital Management, Inc. had been trading on behalf of Grant Park since its inception in 1989.  EMC acquired the obligations, rights and interests of EMC Capital Management, Inc. on October 1, 2013.

This supplement revises and replaces the heading and paragraph on page 89 of the Prospectus under the heading “CONFLICTS OF INTEREST—Commodity Interest Trading by General Partner and its Principals” as follows:

Commodity Interest Trading by General Partner and its Principals and Employees

The principals and employees of the general partner, as a condition of their employment, are prohibited from trading future contracts for their own account.

The general partner does not intend to trade for its own account, but may do so in the future in order to evaluate trading advisors to determine their suitability for investment by Grant Park.  Records of trading of the general partner would not be made available to limited partners for inspection, so you would not be aware of the nature or details of any such trading.

FEES AND EXPENSES

This supplement revises and replaces the first paragraph on pages 91-92 of the Prospectus under the heading “FEES AND EXPENSES—Fees and Expenses Paid by Grant Park—Incentive Fees” in its entirety as follows:

Grant Park pays each trading advisor a quarterly or semi-annual incentive fee based on any new trading profits achieved on the trading advisor’s allocated net assets at the end of each calendar period.  Generally, new trading profits means the net increase in trading profits, realized and unrealized, experienced by the trading advisor on its allocated net assets from the most recent prior period in which an incentive fee was paid to the trading advisor, or if an incentive fee has yet to be paid to that trading advisor, the trading advisor’s initial allocation of net assets. Currently, the incentive fees payable to each of Grant Park’s trading advisors are as follows: 20.0% to Rabar, 22.5% to EMC, 24.0% to ETC, 20.0% to Winton, 22.5% to Transtrend, 23.5% to Amplitude, 22.0% to Alder, 24.0% to Denali, 23.0% to Lynx, 20.0% to Quantica, and 23.5% to Eagle.

This supplement inserts the following section on page 115 of the Prospectus after the first paragraph under the heading “EXPERTS” in its entirety as follows

FUND ACCOUNT STATEMENT

Information required to be included in the Account Statement will be readily accessible on Grant Park’s website, www.grantparkfunds.com. The current Fund Account Statement can be found under the Performance section on Grant Park’s homepage. Historical Fund Account Statements can be found under SEC Filings.

POTENTIAL ADVANTAGES OF INVESTMENT

This supplement revises and replaces the first paragraph on page 156 of the Prospectus under the heading “POTENTIAL ADVANTAGES OF INVESTMENT—Professional Trading” in its entirety as follows:

As of October 1, 2013,  Grant Park’s trading decisions are made by Rabar Market Research, Inc., EMC Capital Advisors, LLC,  Eckhardt Trading Company, Winton Capital Management Limited, Transtrend B.V., Amplitude Capital International Limited, Alder Capital Limited, Denali Asset Management, LLLP, Lynx Asset Management AB, Quantica Capital AG, and Eagle Trading Systems Inc. Each trading advisor uses its own proprietary trading program.